Exhibit 24(b)


                             CERTIFICATE





The undersigned, Michael D. Cahn, duly elected Assistant Secretary of

Textron Inc., a  Delaware  corporation  (the "Company"), hereby certifies that attached hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting held on September 27, 1995, and that the same have not been modified or amended, but remain in full force and effect as of the date hereof.





Date:      October 27, 1995

                                         /s/Michael D. Cahn
                                         Michael D. Cahn
                                         Assistant Secretary

     RESOLVED: that the officers of the Corporation be, and they hereby are, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 in respect of the offering of up to 9,500,000 additional shares of Common Stock pursuant to the Textron Savings Plan, with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the execution thereof, and to prepare, execute and file any amendments to such Registration Statement (including, without limitation, post-effective amendments) or supplements to the Prospectus contained therein, together with all documents required as exhibits to such Registration Statement, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with respect thereto, and to take any and all action with respect to any of the foregoing that any such officer shall deem necessary or advisable; and

      RESOLVED: that the officers of the Corporation be and they hereby are, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Wayne W. Juchatz, Arnold M. Friedman, Michael D. Cahn and W. Robert Kemp, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing any such Registration Statement and amendments or
supplements  thereto,  with  the  Securities  and   Exchange
Commission.